Exhibit C


                            The Catalyst Group, Inc.

                      Organization as of December 31, 2000

                                       State of               Location of

Name                                   Incorporation          Business        Nature of Business
----                                   -------------          -----------     ------------------

Ronald W. Cantwell                     N/A                    N/A             100% ownership of The Catalyst Group,  Inc.
  (Individual)

The Catalyst Group, Inc.               Louisiana              Edison, NJ      100%   ownership  of  Catalyst   Vidalia   Acquisition
                                                                              Corporation.

Catalyst Vidalia Acquisition           Louisiana              Edison, NJ      100% ownership of Catalyst Vidalia Holding Corporation
  Corporation ("CVAC")                                                        and the sole member of Century Power, LLC.

Century Power, LLC                     Louisiana              Edison, NJ      Owns 100% of the CVHC Participating Preferred Stock

Catalyst Vidalia Holding               Louisiana              Edison, NJ      100% ownership of Catalyst Vidalia Corporation and the
  Corporation ("CVHC")                                                        sole member of Vidalia Holding, LLC.

Vidalia Holding, LLC                   A Louisiana            Edison, NJ      Limited  Partner of Catalyst  Old River  Hydroelectric
                                       Limited Liability                      Limited Partnership with a 25% undivided interest.
                                       Company

Catalyst Vidalia Corporation           Louisiana              Edison, NJ      General  Partner of Catalyst  Old River  Hydroelectric
                                                                              Limited Partnership with 50% undivided interest in and
                                                                              100% voting interest in such partnership.

Catalyst Old River Hydroelectric       A Louisiana Limited    Vidalia, LA    Lessee of a 192  megawatt  hydroelectric  facility  in
  Limited Partnership                  Partnership                           Concordia Parish, Louisiana.

Catalyst Construction Corporation      Delaware               --             Inactive, owned 100% by CVAC
  of Connecticut

Catalyst Energy Construction           Delaware               --             Inactive, owned 100% by CVAC
  Corporation

Catalyst Waste-to-Energy Corporation   Delaware               --             Inactive, owned 100% by CVAC

Obermeyer Hydraulic Turbines           Connecticut            --             Inactive, owned 100% by CVAC

Catalyst Energy Systems Corporation    Delaware               --             Inactive, owned 100% by CVAC

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